Exhibit 99.2
First Quarter 2008 Results April 29, 2008

2 This presentation contains "forward-looking statements" within the meaning of the federal securities laws. These statements reflect management's current views with respect to future events and are subject to risk and uncertainties. We note that a variety of factors and uncertainties could cause our actual results to differ significantly from the results discussed in the forward-looking statements. Factors and uncertainties that might cause such differences include, but are not limited to: general economic, market, or business conditions; the opportunities (or lack thereof) that may be presented to us and that we may pursue; fluctuations in costs and expenses including the costs of raw materials, purchased energy, and freight; changes in interest rates; demand for new housing; accuracy of accounting assumptions related to impaired assets, pension and postretirement costs, and contingency reserves; competitive actions by other companies; changes in laws or regulations; our ability to execute certain strategic and business improvement initiatives; and other factors, many of which are beyond our control. Except as required by law, we expressly disclaim any obligation to publicly revise any forward-looking statements contained in this presentation to reflect the occurrence of events after the date of this presentation. This presentation includes non-GAAP financial measures. The required reconciliations to GAAP financial measures are included on our website, www.templeinland.com.

First Quarter Results Net income per share $ (0.12) $ 0.35 $ 10.76 Special items 0.07 (0.20) (10.53) Net income per share $ (0.05) $ 0.15 $ 0.23 excluding special items 1st qtr. 2008 after-tax special charges of $8 million, $0.07 per share, related to completion of the Transformation Plan and final resolution of pending antitrust litigation 1st Qtr 1st Qtr 4th Qtr 2008 2007 2007 3

First Quarter Results Segment Operating Income (millions) Corrugated Packaging $ 55 $ 64 $ 75 Building Products (21) 16 (15) $ 34 $ 80 $ 60 1st Qtr 1st Qtr 4th Qtr 2008 2007 2007 4 * Timber and timberland is no longer an active segment in 2008

Corrugated Packaging 1st Qtr 1st Qtr 4th Qtr 2008 2007 2007 $ 55 $ 64 $ 75 Operating income (millions) Price 1st qtr. 2008 avg. box price up $23/ton vs. 1st qtr. 2007 avg. 1st qtr. 2008 avg. box price up $2/ton vs. 4th qtr. 2007 avg. 5

Corrugated Packaging (cont'd) Volume Per Actual Workday Basis TIN Box Volumes 1st qtr. 2008 vs. 1st qtr. 2007 Flat 3% 1st qtr. 2008 vs. 4th qtr. 2007 1% Flat Industry Box Volumes* 1st qtr. 2008 vs. 1st qtr. 2007 (2%) (1%) 1st qtr. 2008 vs. 4th qtr. 2007 (2%) (5%) * Source: Fibre Box Association 6

Corrugated Packaging (cont'd) Recycled Fiber Recycled fiber costs up $27/ton vs. 1st qtr. 2007 and up $2/ton vs. 4th qtr. 2007 Current recycled fiber costs up $3/ton vs. 1st qtr. 2008 avg. price Energy Energy costs up $6 million vs. 1st qtr. 2007, and up $12 million vs. 4th qtr. 2007 Freight Freight costs up $4 million vs. 1st qtr. 2007 and 4th qtr. 2007 7

Corrugated Packaging (cont'd) 1st Quarter 2008 Bogalusa, Louisiana mill operating issue $6 million negative impact to earnings Completed scheduled outage - Rome, GA Impacted production approximately 24,000 tons 2nd Quarter 2008 Scheduled maintenance outage Impacted production approximately 30,000 tons 8

Building Products 1st Qtr 1st Qtr 4th Qtr 2008 2007 2007 $ (21) $ 16 $ (15) Operating income (millions) Lumber Average price down $24/mbf vs. 1st qtr. 2007, and down $7/mbf vs. 4th qtr. 2007 Volume down 2% vs. 1st qtr. 2007, and flat vs. 4th qtr. 2007 Current price up $8/mbf vs. 1st qtr. 2008 avg. price 9

Building Products (cont'd) Gypsum Average price down $64/msf vs. 1st qtr. 2007, and down $6/msf vs. 4th qtr. 2007 Volume down 27% vs. 1st qtr. 2007, and down 10% vs. 4th qtr. 2007 Current price up $3/msf vs. 1st qtr. 2008 avg. price Particleboard Average price down $7/msf vs. 1st qtr. 2007, but up $9/msf vs. 4th qtr. 2007 Volume down 16% vs. 1st qtr. 2007, but up 9% vs. 4th qtr. 2007 Current price flat vs. 1st qtr. 2008 avg. price 10

Building Products (cont'd) Reduced headcount by 18% $2 million severance charge Reduced production throughout system 11

Financial Highlights Long-term debt Capital expenditures Net interest on financial assets General and administrative expenses 12